UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016 (August 10, 2016)

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-16427	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of principal executive offices)

(904) 438-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Sixth Amendment and Restatement of Credit Agreement.

On August 10, 2016, Fidelity National Information Services, Inc. (“FIS”), JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility Agent”), and certain other financial institutions party thereto as lenders, swing line lenders or letter of credit issuers, entered into a Sixth Amendment and Restatement Agreement dated as of August 10, 2016 (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, the Fifth Amended and Restated Credit Agreement, dated as of December 18, 2014, among FIS and certain subsidiaries of FIS party thereto from time to time, as borrowers, the Credit Facility Agent, and certain other parties thereto (as amended prior to the date of the Credit Facility Amendment, the “Existing Credit Agreement”), was amended and restated in the form of that certain Sixth Amended and Restated Credit Agreement dated as of August 10, 2016 (the “Restated Credit Agreement”).

The Credit Facility Amendment amends and restates the Existing Credit Agreement as follows: (i) the revolving credit commitments outstanding under the Existing Credit Agreement in the aggregate principal amount of $3.0 billion that are scheduled to mature on December 18, 2019 are terminated and replaced with new revolving credit commitments under the Restated Credit Agreement in the aggregate principal amount of $3.0 billion maturing on August 10, 2021; (ii) the term loan outstanding under the Existing Credit Agreement, which had a remaining principal balance of $600 million, was repaid in full, upon effectiveness of the Credit Facility Amendment, in advance of its scheduled maturity of March 30, 2017; (iii) the maximum leverage ratio will remain at 4.25x until stepping down to 4.00x on December 31, 2016, 3.75x on March 31, 2017 and 3.50x on September 30, 2017; and (iv) certain other modifications are being made.

All loans under the Restated Credit Agreement will bear interest at a rate that varies according to a ratings-based pricing grid. In addition, the revolving credit commitments are subject to a commitment fee on the unused portion of such commitments based on a ratings-based pricing grid.

The foregoing descriptions of the Credit Facility Amendment and the Restated Credit Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.1 (with respect to the Credit Facility Amendment and, through its Annex A, the Restated Credit Agreement and its exhibits and schedules) to this report and are incorporated by reference into this Item 1.01.

Second Amendment of Term Loan Credit Agreement.

On August 10, 2016, FIS, Bank of America, N.A., as administrative agent (the “Term Facility Agent”), and certain other financial institutions party thereto as lenders, entered into a Second Amendment Agreement dated as of August 10, 2016 (the “Term Facility Amendment”). Pursuant to the Term Facility Amendment, the Term Loan Credit Agreement, dated as of September 1, 2015, among FIS, as borrower, the Term Facility Agent, and the lenders party thereto (as amended prior to the date of the Term Facility Amendment, the “Existing Term Loan Agreement”), in the principal amount of $1.5 billion maturing on November 30, 2018, was amended as reflected in a conformed version of the Existing Term Loan Agreement (the “Amended Term Loan Agreement”).

The Term Facility Amendment amends the Existing Term Loan Agreement as follows: (i) the leverage covenant will remain at 4.25x until stepping down to 4.00x on December 31, 2016, 3.75x on March 31, 2017 and 3.50x on September 30, 2017; and (ii) certain other modifications were made to render the Amended Term Loan Agreement consistent with the Restated Credit Agreement.

The outstanding principal amount, interest rate and maturity date of the loans under the Existing Term Loan Agreement remain unchanged in the Amended Term Loan Agreement.

The foregoing descriptions of the Term Facility Amendment and the Amended Term Loan Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.2 (with respect to the Term Facility Amendment and, through its Annex A, the Amended Term Loan Agreement and certain of its exhibits and schedules) to this report and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Sixth Amendment and Restatement of Credit Agreement” and “Second Amendment Agreement regarding Term Loan Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 10, 2016, FIS issued a press release announcing that it has closed (i) the amendment and restatement of the Existing Credit Agreement and (ii) the amendment of the Existing Term Loan Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Sixth Amendment and Restatement Agreement, dated as of August 10, 2016, by and among FIS, each lender party thereto and the Credit Facility Agent, together with its Annex and attachments, including the Sixth Amended and Restated Credit Agreement dated as of August 10, 2016.

10.2	Second Amendment Agreement, dated as of August 10, 2016, by and among FIS, each lender party thereto and the Term Facility Agent, together with its Annex and attachments, including the Term Loan Credit Agreement dated as of September 1, 2015, as amended.

99.1	Press Release dated August 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: August 10, 2016	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Sixth Amendment and Restatement Agreement, dated as of August 10, 2016, by and among FIS, each lender party thereto and the Credit Facility Agent, together with its Annex and attachments, including the Sixth Amended and Restated Credit Agreement dated as of August 10, 2016.

10.2	Second Amendment Agreement, dated as of August 10, 2016, by and among FIS, each lender party thereto and the Term Facility Agent, together with its Annex and attachments, including the Term Loan Credit Agreement dated as of September 1, 2015, as amended.

99.1	Press Release dated August 10, 2016.